SCHEDULE 14A

                     SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                     Vanguard Airlines, Inc.
         (Name of Registrant as Specified In Its Charter)

_________________________________________________________________
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction
          applies:
     ____________________________________________________________

     2)   Aggregate number of securities to which transaction
          applies:
     ____________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     ____________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
     ____________________________________________________________

[  ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     ____________________________________________________________

     2)   Form, Schedule or Registration Statement No.:
     ____________________________________________________________

     3)   Filing Party:
     ____________________________________________________________

     4)   Date Filed:
     ____________________________________________________________

                     VANGUARD AIRLINES, INC.
                 30 N.W. ROME CIRCLE, TERMINAL B
                KANSAS CITY INTERNATIONAL AIRPORT
                   KANSAS CITY, MISSOURI 64153
                 ________________________________

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON MAY 29, 1997
                 ________________________________

          NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Vanguard Airlines, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 29, 1997, at 10:00 a.m., Central Daylight Time, at Embassy Suites Hotel, 7640 N.W. Tiffany Springs Parkway, Kansas City, Missouri 64153, and thereafter as it may from time to time be adjourned for the following purposes:

          1. To elect one Class II Director to serve for a three-year term expiring at the 2000 Annual Meeting of Stockholders and until his successor is duly elected and qualified;

          2. To consider and act upon ratification and approval of the selection of Ernst & Young LLP as the Company's independent accountants for the year ending December 31, 1997; and

          3. To consider and act upon any other matters which may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

          The foregoing matters are more fully described in the accompanying Proxy Statement.

          In accordance with the provisions of the Bylaws of the Company, the Board of Directors has fixed the close of business on May 1, 1997, as the record date for the determination of the holders of shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock"), entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournment thereof.

          You are cordially invited to attend the Annual Meeting. IF THERE IS A POSSIBILITY THAT YOU MAY BE UNABLE TO ATTEND, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING. A return envelope is enclosed for your convenience. If you are able to attend the meeting and wish to vote your shares in person, your proxy will not be used.

                              BY ORDER OF THE BOARD OF DIRECTORS,



                              Brian S. Gillman
                              Vice President, General Counsel
                              and Secretary

Kansas City, Missouri
May 5, 1997

                     VANGUARD AIRLINES, INC.
                 30 N.W. ROME CIRCLE, TERMINAL B
                KANSAS CITY INTERNATIONAL AIRPORT
                   KANSAS CITY, MISSOURI 64153

                   ____________________________

                         PROXY STATEMENT
                   ____________________________

                          ANNUAL MEETING
                         OF STOCKHOLDERS
                           MAY 29, 1997
                   ____________________________

                           INTRODUCTION

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vanguard Airlines, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 29, 1997, commencing at 10:00 a.m., Central Daylight Time, at Embassy Suites Hotel, 7640 N.W. Tiffany Springs Parkway, Kansas City, Missouri 64153, and all adjournments and postponements
thereof (the "Annual Meeting").   The Company anticipates mailing
this Proxy Statement, the accompanying form of proxy and the Notice of Annual Meeting of Stockholders to the holders of the outstanding shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") on or about May 5, 1997.

          Only the holders of record of shares of Common Stock as of the close of business on May 1, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.
Holders of shares of Common Stock are entitled to one vote per share standing in their names on the Record Date with respect to the matters being brought before the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote a total of 14,984,108 shares of Common Stock, constituting all of the outstanding voting securities of the Company.

          You are requested to complete, date and sign the accompanying form of proxy and return it promptly in the enclosed postage prepaid envelope. Such proxy may be revoked at any time prior to its exercise by written notice of revocation delivered to the Secretary of the Company. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy, but your proxy will not be used if you attend the Annual Meeting and prefer to vote in person. The persons designated as proxies were selected by the Board of Directors and are officers or directors of the Company. Proxies duly executed and received in time for the Annual Meeting will be voted in accordance with stockholders' instructions. If no instructions are indicated, such shares will be voted as follows:

          1. To elect John P. Tague as a Class II Director to serve for a three-year term expiring at the 2000 Annual
     Meeting of Stockholders and until his successor is duly elected and qualified;

          2.   To ratify and approve the selection of Ernst &
     Young LLP as the Company's independent public accountants for the year ending December 31, 1997; and

          3. In the discretion of the proxy holder as to any other matter coming before the Annual Meeting.

SOLICITATION OF PROXIES

          The solicitation of proxies for the Annual Meeting is being made by the Company's Board of Directors. The Company will bear all costs of such solicitation, including the cost of preparing and mailing this Proxy Statement and the enclosed form of proxy. After the initial mailing of this Proxy Statement, proxies may be solicited in person or by telephone or telegraph by directors and officers of the Company who will not receive compensation for their soliciting activities. Brokerage houses and other nominees will solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses of forwarding proxy materials to beneficial owners. The Company will bear all of the costs of the solicitation.

          A list of stockholders entitled to vote at the Annual
Meeting will be available for examination at least ten days prior to the date of the Annual Meeting during normal business hours at the offices of the Company located at 30 N.W. Rome Circle, Terminal B, Kansas City, Missouri. The list also will be available at the Annual Meeting.

QUORUM REQUIREMENTS

          The presence in person or by proxy of stockholders holding a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Annual Meeting, but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Shares of Common Stock represented by a proxy which directs that the shares be voted to abstain or to withhold a vote on any matter will be counted in determining whether a quorum is present.


                      ELECTION OF DIRECTORS

          The Restated Certificate of Incorporation of the Company provides that the number of directors of the Company shall be fixed by, or in the manner provided in, the Bylaws of the Company and divided into three classes as nearly equal as possible, each having a term of three years. The Bylaws provide that the number of directors shall be fixed by resolution of the Board of Directors. The Board of Directors currently has fixed the number of directors at seven. Each year the term of office of one class of directors expires.

          The Board of Directors intends to present for action at the Annual Meeting the election of John P. Tague, a present Class II director, whose term expires at the Annual Meeting, to serve for a three-year term expiring at the 2000 Annual Meeting of Stockholders and until his successor is duly elected and qualified. There is currently one vacancy on the Board of Directors, which the Company does not intend to fill at the Annual Meeting.

          The Directors in Class I (Edmund H. Shea, Jr. and Robert J. Spane) and the Directors in Class III (Robert J. McAdoo, Richard D. Pearson and Denis T. Rice) have been elected to terms expiring at the time of the Annual Meetings of Stockholders in 1999 and 1998, respectively. Stockholders do not have cumulative voting rights in the election of directors. Directors will be elected by the plurality vote of the holders of shares of Common Stock entitled to vote at the Annual Meeting and present in person or by proxy.

          One director is to be elected as the only member of Class II at this meeting, for a term of three years and until his successor is duly elected and qualified. It is intended that shares represented by a proxy given pursuant to this solicitation will be voted in favor of the election of John P. Tague as the Class II Director, unless such authority is specifically withheld. In the event that Mr. Tague should become unavailable for election, it is intended that the shares of Common Stock represented by the Proxy will be voted for such substitute nominee as may be nominated by the Board of Directors. The above named person has indicated his willingness to serve if elected and it is not anticipated that he will become unavailable for election.

          The Restated Certificate of Incorporation and the Bylaws of the Company provide that advance notice of stockholder nominations for an election of directors must be given. Written notice of the stockholder's intent to make a nomination at a meeting of stockholders must be received by the Secretary of the Company not later than 30 days prior to the first anniversary of the preceding year's annual meeting in advance of the date of such meeting and of the beneficial owner, if any, on whose behalf the nomination is made, in the case of an annual meeting and, in the case of a special meeting, not later than the close of business on the later of (i) the 30th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting. The notice must contain (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (ii) a representation that such stockholder is a holder of record of stock of the Company entitled to vote in the election of directors at such meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, (iii) the name and address, as it appears on the Company's books, of such stockholder, and of the beneficial owner, if any, on whose behalf the nomination is made, (iv) the class and number of shares of the Company which are owned beneficially and of record by such nominating stockholder and each nominee proposed by such stockholder, (v) a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person (naming such persons) pursuant to which the nomination or nominations are to be made by the stockholder, (vi) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, as then in effect, had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (vii) the consent of each nominee to serve as a director of the Company if so elected. No such notice has been received, and the Chairman of the Annual Meeting is entitled to refuse to acknowledge the nomination of any person which is not made in compliance with the foregoing procedure. In any event, the Board of Directors has no reason to believe that anyone will attempt to nominate another candidate for director.

          The following table sets forth certain information as to the person nominated by the Board of Directors for election as a Class II Director of the Company and each director whose term of office will continue after the Annual Meeting:

                    Name                Age       Director Since
NOMINEES
     CLASS II: TERM TO EXPIRE IN 2000
               John P. Tague            34             1996

DIRECTORS CONTINUING IN OFFICE
     CLASS I: TERM TO EXPIRE IN 1999
               Edmund H. Shea, Jr./1/   67             1994
               Robert J. Spane          56             1996

     CLASS III: TERM TO EXPIRE IN 1998
               Robert J. McAdoo         51             1994
               Richard D. Pearson /1/   61             1995
               Denis T. Rice            64             1997

________________

/1/  Member of Audit Committee.


          The business experience of each of the directors of the Company during the last five years is as follows:

          JOHN P. TAGUE joined the Company on November 1, 1996 as Chairman of the Board, Chief Executive Officer and President.
Mr. Tague also has served, since July 1996, and continues to serve, as Chairman of the Board, Chief Executive Officer and President of Air South Airlines, and therefore does not spend all of his business-related time in furtherance of the interests of the Company. Since 1995, he was and remains a principal of The Pointe Group, L.L.C. ("Pointe Group") and its Co-Chairman and Chief Executive Officer. Pointe Group is an aviation and transportation consulting firm that has been retained to provide consulting and management services for the Company (see "Pointe Group Consulting Agreement" and "Certain Transactions"), as well as for Air South Airlines. Prior to 1995, for more than five years, he was with American Trans Air, Inc., the United States' 10th largest airline, most recently as President and Chief Operating Officer.

          ROBERT J. MCADOO has been a director of the Company since the Company's inception in April 1994. From April 1994 to November 1996, Mr. McAdoo was Chairman of Board, Chief Executive Officer and President of the Company. Mr. McAdoo was an airline analyst with Prudential Securities from 1991 to 1994 and with Oppenheimer and Company, Inc., from 1986 to 1991. In 1980, he was one of the original officers of People Express, where he served from 1980 to 1986 as the Chief Financial Officer and from 1981 to 1983 as the Chief Marketing Officer.

          RICHARD D. PEARSON was elected a director of the Company in June 1995. From 1994 until his retirement in April 1995, he was Chairman of the Board and Chief Executive Officer of Buffalo Airways, Inc., a cargo airline. From 1992 to 1994, Mr. Pearson was retired. From 1987 to 1992, Mr. Pearson was Senior Vice President -- Field Services and Vice President of Operations Administration for American Airlines, Inc. From 1984 to 1986, he was President of Trans World Airlines.

          DENIS T. RICE was elected a director of the Company in April 1997. Mr. Rice has been a partner in the law firm of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, P.C., San Francisco, California for more than the past five years, and has engaged in the practice of law since 1961.

          EDMUND H. SHEA, JR. was elected a director of the Company in May 1994. He has been the Vice President of J.F. Shea & Co., Inc., a privately held real estate development, construction and venture capital company since 1954. Mr. Shea is also a director of Hambrecht & Quist Group, an investment banking firm, ADAC Laboratories, Inc., a developer of medical imaging and information systems for hospitals, Ironstone Group, Inc., a property tax services company, and Zymed, Inc., a cardiac instrumentation company.

          VICE ADMIRAL ROBERT J. SPANE USN (RET.) was elected a director of the Company in May 1996. Vice Admiral Spane served in the U.S. Navy for 35 years where his last position was Commander, Naval Air Force Pacific, which he held from October 1993 to February 1996. Vice Admiral Spane, as Commander, Naval Air Force Pacific, was responsible for all finances, training, logistics and the material condition of all aircraft carriers, aircraft and naval air stations in the Pacific. Vice Admiral Spane retired from the U.S. Navy in February 1996. Vice Admiral Spane is a 1962 graduate of the U.S. Naval Academy.

          With the possible exception of Mr. Tague's appointment as a director of the Company in connection with the agreement by Pointe Group to provide consulting and management services for the Company, there is no arrangement or understanding between any director and any other person pursuant to which such person was selected as a director of the Company. See "Pointe Group Consulting Agreement" and "Certain Transactions."

COMPENSATION OF DIRECTORS

          Directors do not receive any cash compensation for their service as members of the Board of Directors, although they are reimbursed for travel and out-of-pocket expenses in attending Board and committee meetings. The Company has granted to each of the outside directors options to purchase 25,000 shares of Common Stock under the Company's 1994 Stock Option Plan, including options to purchase 25,000 shares of Common Stock granted to Mr. Spane in 1996. All such options were granted with an exercise price equal to or greater than the fair market value of the
Common Stock on the respective date of grant.   Mr. Pearson and
Mr. Shea have exercised their stock options, while Mr. Spane and Mr. Rice have not. See "Stock Option Plan."

     Directors who are also employees of the Company receive no additional compensation and receive no stock options for serving as directors. As described below under "Pointe Group Consulting Agreement" and Certain Transactions," in connection with the agreement by Pointe Group to provide consulting and management services for the Company, Mr. Tague became Chief Executive Officer and President of the Company and a member of the Board of Directors. Mr. Tague is Co-Chairman and Chief Executive Officer of Pointe Group, which receives cash and stock options in exchange for its services. See "Pointe Group Consulting Agreement" and Certain Transactions."

MEETINGS OF THE BOARD AND COMMITTEES

          During 1996, the Board of Directors held eight meetings. Each incumbent director attended at least seventy five percent of the meetings of the Board of Directors and committees on which they served. It should be noted that the Company's directors discharge their responsibilities throughout the year, not only at Board of Directors and Committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to the Company.

          The Board of Directors established an Audit Committee in connection with its initial public offering in October 1995. The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to the accounting and financial reporting practices of the Company and in addressing the scope and expense of audit and related services provided by the Company's independent accountants. During 1996, the Audit Committee met one time. There currently is not a Nominating or Compensation Committee, or committees performing similar functions, of the Board of Directors.


          EXECUTIVE COMPENSATION AND OTHER  INFORMATION

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

          This report has been prepared by the members of the Board of Directors who were responsible for establishing, directing and administrating the compensation policies and programs for the Company's executive officers in 1996. Denis Rice was elected as a member of the Board of Directors in April 1997 and therefore had no responsibility for such matters in 1996.

          The Board of Directors reviews, evaluates and approves the structure and implementation of the Company's compensation program for its executive officers. The Board of Directors also determines the form and amount of compensation for the Chief Executive Officer. Except as noted below, the compensation of the Company's executive officers is determined by the Board of Directors on an annual basis. In doing so, the Board of Directors subjectively considers all elements of its compensation program when making its compensation decisions, including the level and scope of responsibility, experience, and performance of the executive, the internal fairness and equity of the Company's overall compensation structure and the compensation of executives employed by other emerging companies in the airline industry. With respect to the executive officers who do not serve on the Company's Board of Directors, the Board of Directors also considers the recommendation of the Company's Chairman of the Board and Chief Executive Officer.

The Vanguard Executive Compensation Program

          Elements of Executive Compensation. The compensation program of the Company has been structured, in part, to enable the Company to attract, motivate and retain experienced and qualified executives. The Company seeks to provide a compensation package to its executive officers that, in its totality, is competitive. In addition, the Company intends to grant stock options to executive officers upon their commencement of employment with the Company, and at other times the Company deems appropriate, in an effort to strengthen the mutuality of interests between such executives and the Company's stockholders. Stock option grants provide the right to purchase shares of Common Stock at a specified exercise price. All stock options have exercise prices equal to or greater than the fair market value of the Common Stock on the date of grant of the stock option. On February 6, 1997 the Company adopted a stock option repricing plan for executive officers and employees of the Company that had exercise prices greater than the fair market value of the stock on such date. The Board of Directors believes stock options are an integral part of the total compensation of such executive officers.

           Annual Compensation. Currently, the Company's compensation program is not performance-based. Upon a review of certain publicly available salary information for executive officers at other emerging airline companies, the Board of Directors made a subjective determination as to the salary component of its executive compensation program and further determined to maintain such base salary at present levels until the Company has had a sufficient operating history. In 1996 the Board of Directors reaffirmed its determination to maintain base salaries at present levels.

          Bonuses and Incentives. The Company currently does not have a formal bonus plan or long-term incentive plan for its executive officers.

          Stock Options. The Board of Directors has determined to grant stock options to executive officers upon their commencement of employment with the Company, and at other times the Company deems appropriate, to provide additional incentive to its executive officers and to strengthen the mutuality of interests between the executive officers and the Company's Stockholders. The Board of Directors believes that stock option grants advance the long-term interests of the Company and its stockholders by rewarding executive officers for increasing shareholder value (i.e., appreciation in the price of the Company's Common Stock).

          Payment of the total annual compensation for the Chief Executive Officer and the other named executives appearing in the Summary Compensation Table and other tables included in this Proxy Statement is based on the previously discussed factors.

1996 Compensation of the Chief Executive Officer

          The 1996 salary of Mr. Robert J. McAdoo, former Chairman, Chief Executive Officer and President, was based primarily on the factors discussed above. For 1996, which was the second full year of the Company's operations, the Board of Directors set Mr. McAdoo's salary at $200,000. The Board believed the total cash compensation paid to Mr. McAdoo was appropriate in light of the review of salaries discussed above, and therefore, prior to Mr. McAdoo's resignation as Chief Executive Officer and President, the Board of Directors determined to maintain and not increase Mr. McAdoo's base salary until the Company had a sufficient operating history.

          Mr. John P. Tague commenced employment with the Company as Chief Executive Officer and President on November 1, 1996.
Mr. Tague's service to the Company in such capacities is provided pursuant to the Company's consulting agreement with Pointe Group. As such, Mr. Tague is not compensated directly by the Company, but rather performs his services as a representative, employee or agent of Pointe Group in exchange for such compensation as Pointe Group provides. The compensation package provided by the Company to Pointe Group is the result of arms-length negotiations and is believed by the Board of Directors to be reasonable and appropriate under the circumstances. In arriving at this compensation package, the Board of Directors took into account the incentive to achieve earnings growth and return on investment objectives that is inherent in the ownership of shares of the Company's Common Stock and made the determination to give disproportionate weight to the grant of stock options. Accordingly, the Company agreed to pay an annual $225,000 fee to Pointe Group with the grant of 1,700,000 stock options that vest over a two-year period. In authorizing this package, the Board of Directors made the subjective determination that Pointe Group directly, and Mr. Tague indirectly, would be appropriately motivated to achieve shareholder returns over the long term while receiving sufficient short-term compensation in the meantime.
See "Pointe Group Consulting Agreement" and "Certain
Transactions."

          Submitted by:

          THE BOARD OF DIRECTORS

          John P. Tague            Edmund H. Shea, Jr.
          Robert J. McAdoo         Robert J. Spane
          Richard D. Pearson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Currently, the Company does not have a Compensation Committee. The Board of Directors determines the structure of the Company's compensation system. As a result, John P. Tague, Chairman of the Board, Chief Executive Officer and President of the Company, and Robert J. McAdoo, the former Chairman of the Board, Chief Executive Officer and President, each participated in decisions regarding their respective direct or indirect compensation.

EXECUTIVE COMPENSATION

          The following table sets forth certain information with respect to the Chief Executive Officer and the most highly compensated executive officers of the Company as to whom the total salary and bonuses for the year ended December 31, 1996 exceeded $100,000 (collectively, the "Named Executive Officers"):


                                     SUMMARY COMPENSATION TABLE



                                                                                                    Long-Term          Insurance,
                                                              Annual                              Compensation          Premiums
                                                           Compensation                              Awards          (no threshold)


                                                                            Other                 Securities          All Other
Name and Principal                                                         Annual                 Underlying        Compensation
Position                        Year          Salary ($)     Bonus ($)  Compensation($)/1/       Options (#)/2/           ($)

John P. Tague, Chairman,        1996            37,500          --            --                   1,700,000              ---
Chief Executive Officer
and President/3/

Robert J. McAdoo                1996            200,000         --            --                        --                ---
Former Chairman,                1995            200,000         --            --                        --                ---
Chief Executive                 1994/5/         121,282         --            --                    120,000/6/            ---
Officer and President
/4/

Ronald L. McClellan,            1996            100,000         --            --                       ---                ---
Vice President-                 1995            100,000         --            --                       ---                ---
Maintenance                     1994/5/         57,244          --            --                     40,000               ---


/1/ Excludes perquisites and other benefits, unless the aggregate amount of such compensation exceeds the lesser of $50,000 or 10% of the total salary and bonus for the Named
Executive Officer.

/2/ The number in the Securities Underlying Options column reflects the number of shares of Common Stock into which such options are exercisable.

/3/ Mr. Tague joined the Company as Chairman, Chief Executive Officer and President on November 1, 1996. Compensation reported for Mr. Tague consists of fees paid and stock options granted by the Company to Pointe Group. Mr. Tague is not compensated directly by the Company, but rather performs his services for the Company and other clients of Pointe Group in exchange for such compensation as Pointe
Group provides.  Mr. Tague is Co-Chairman and Chief
Executive Officer of Pointe Group, which is a firm that has been retained by the Company to provide consulting and management services. See "Pointe Group Consulting
Agreement" and "Certain Transactions."

/4/  Mr. McAdoo resigned as Chairman, Chief Executive Officer and
President of the Company effective November 1, 1996.

/5/ Represents compensation for services performed from the corporate formation stage through December 31, 1994.

/6/ As of the date of Mr. McAdoo's resignation, 67,500 options had vested and became immediately exercisable. The remaining 52,500 options were canceled.



OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to each Named Executive Officer concerning grants during the year ended December 31, 1996 of stock options and stock appreciation rights ("SARs").


                                    OPTION GRANTS IN YEAR ENDED DECEMBER 31, 1996/1/
                                                                                                    Potential Realizable
                                                                                                      Value at Assumed
                                                                                                   Annual Rates of Stock
                                                                                                    Price Appreciation
                         Individual Grants                                                          for Option Term/2/

                    Number of           % of Total
                    Securities          Options/SARs
                    Underlying          Granted to          Exercise or
                    Options/SARs        Employees in        Base Price             Expiration
    Name            Granted (#)         Fiscal Year         ($/Per Share)            Date/3/         5% ($)     10%($)

John P. Tague /3/   1,700,000                96%                 1.81           November 1, 2001    850,118   1,878,539



/1/  No SARs were granted by the Company during the year ended
December 31, 1996. No stock options were granted during such year to any Named Executive Officer (other than those granted indirectly to Mr. Tague). See "Pointe Group
Consulting Agreement" and "Certain Transactions."

/2/ The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. Assumed stock price appreciation of five percent and ten percent is used pursuant to rules promulgated by the Securities and Exchange Commission. The potential realizable value is calculated by assuming that the deemed fair market value of the Company's Common
Stock for financial statement presentation purposes on the date of grant ($1.81) appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. This table does not take into account any appreciation in the price of the Common Stock to date.

/3/ The options reported for Mr. Tague were granted by the Company to Pointe Group. Mr. Tague is not compensated directly by the Company, but rather performs his services for the Company and other clients of Pointe Group in exchange for such compensation as Pointe Group provides.
Mr. Tague is Co-Chairman and Chief Executive Officer of
Pointe Group, which is a firm that has been retained by the Company to provide consulting and management services.
See "Pointe Group Consulting Agreement" and "Certain Transactions." The options vest at the rate of 212,500 shares (one-eighth of the shares subject to the option) on November 1, 1996 and at the end of each three-month period thereafter. Full vesting occurs on October 31, 1998. In the event of the sale of all or substantially all the assets or capital stock of the Company or a merger of the Company in which it is not the surviving corporation, the options become fully vested. In addition, one-half of any unvested options become fully vested upon the death or permanent disability of Mr. Tague.


OPTION EXERCISES AND FISCAL YEAR-END VALUES

          The following table sets forth certain information with respect to each Named Executive Officer concerning the exercise of options and SARs during 1996 and unexercised options and SARs held as of December 31, 1996.


                               Aggregated Option Exercises in Year ended December 31, 1996
                                         And December 31, 1995 Option Values/1/

                                                       Number of Securities Underlying
                                                          Unexercised Options (#)/2/           Value of Unexercised
                                                                                          In-the-Money Options ($)/2/

                   Shares Acquired        Value
Name               on Exercise(#)       Realized($)    Exercisable    Unexercisable/3/    Exercisable  Unexercisable/3/

John P. Tague/4/         ---               ---              ---          1,700,000             ---            ---
Robert J. McAdoo         ---               ---            67,500            ---               93,825          ---
Ronald L. McClellan      22,500          31,275             ---            17,500              ---          24,325



/1/  No SARs have ever been granted by the Company.

/2/ The numbers in the column headed Number of Securities Underlying Unexercised Options and the dollar amounts in the column headed Value of Unexercised In-the-Money Options reflect (i) the number of shares of Common Stock into which options are exercisable and (ii) the difference between the fair market value of such shares of Common Stock and the exercise price of the options, respectively. As of December 31, 1996, the last reported sale price of the Company's Common Stock, which was reported by over the Counter Bulletin Board on December 30, 1996, was $1.50 per share. Value is calculated by determining the difference between the option exercise price and $1.50, multiplied by the number of shares of Common Stock underlying the options.

/3/ These options are unexercisable because they have not vested under their terms.

/4/ The options reported for Mr. Tague were granted by the Company to Pointe Group. Mr. Tague is not compensated directly by the Company, but rather performs his services for the Company and other clients of Pointe Group in exchange for such compensation as Pointe Group provides.
Mr. Tague is Co-Chairman and Chief Executive Officer of
Pointe Group, which is a firm that has been reatined by the Company to provide consulting and management services.
See "Pointe Group Consulting Agreement" and "Certain
Transactions."


STOCK OPTION PLAN

          The Company has one stock option plan pursuant to which options are outstanding: the 1994 Vanguard Airlines, Inc. Stock
Option Plan ("Stock Option Plan").   The total number of shares
of Common Stock issuable pursuant to the exercise of options under the Stock Option Plan is 1,700,000. As of April 1, 1997, options exercisable with respect to 420,102 shares of Common Stock had been granted under the Plan of which 217,540 are exercisable, but no options were granted under the Stock Option Plan to any Named Executive Officer during 1996.

          The Stock Option Plan is administered by the Board of Directors (the "Plan Administrator"). Subject to the terms of the Stock Option Plan, the Plan Administrator determines the persons to whom awards are granted, the type of award granted, the number of shares granted, the vesting schedule, the type of consideration to be paid to the Company upon exercise of options, and the term of each option (not to exceed ten years).

          Under the Stock Option Plan, the Company may grant stock options, ("incentive stock options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options which are not qualified as incentive stock options ("non-qualified stock options"). Incentive stock options must be granted at an exercise price equal to or greater than the fair market value of the Common Stock on the date of grant. The exercise price of non-qualified stock options granted under the Stock Option Plan will be determined by the Plan Administrator on the date of grant but may not be less than 85% of the fair market value of the Common Stock on the date of grant. The exercise price of incentive stock options granted to holders for more than 10% of the Common Stock must be at least 110% of the fair market value of the Common Stock on the date of grant, and the term of these options may not exceed five years.

          The Stock Option Plan provides the total number of shares covered by such plan, the number of shares covered by each option and the exercise price per share will be proportionately adjusted in the event of a stock split, reverse stock split, stock dividend or similar capital adjustment effected without receipt of consideration by the Company.

          In the event of a merger in which the Company is not the surviving corporation options may be assumed or continued by the surviving corporation. If the outstanding options are not assumed or continued, they will be terminated if not exercised prior to the merger.

POINTE GROUP CONSULTING AGREEMENT

          In November 1996, the Company entered into a consulting agreement (the "Consulting Agreement") with Pointe Group, an aviation and transportation consulting firm of which John P. Tague is Co-Chairman and Chief Executive Officer. The Consulting Agreement provides for Pointe Group's performance of consulting and management services in the supervision, operation and management of the Company's business. In connection with Pointe Group's provision of these services, Mr. Tague was appointed President and Chief Executive Officer of the Company and a member of the Board of Directors.

          The Consulting Agreement provides for the Company's payment to Pointe Group of a $225,000 per year fee (payable in advance in monthly installments of $18,750), the grant of options to purchase 1,700,000 shares of Common Stock, and the payment of Pointe Group's reasonable expenses, including Mr. Tague's transportation, lodging and related expenses. The stock options granted to Pointe Group vest at the rate of 212,500 shares (one-eighth of the shares subject to the options) on November 6, 1996 and at the end of each three-month period thereafter, and have a $1.81 per share exercise price.

          The term of the Consulting Agreement is two years, subject to renewal upon written agreement of the parties and to earlier termination under certain circumstances. The Consulting Agreement is terminable by either party upon the expiration of the term (in which event, among other things, the Company must offer to employ Mr. Tague as Chief Executive Officer and President) and upon provision of 30 days' notice. The Company may terminate the Consulting Agreement upon Mr. Tague's death, permanent disability or resignation as Chief Executive Officer and President of the Company. In addition, the Company may terminate the Consulting Agreement at any time for cause (as defined).

STOCKHOLDER RETURN PERFORMANCE GRAPH

          The following graph presents a comparison of the performance of the Common Stock of the Company with the Nasdaq Stock Market Index and the Standard & Poors Airlines Index. The Standard & Poors Airlines Index includes AMR Corporation, Delta Air Lines, US Airways and Southwest Airlines. Stock price performance, presented for the period from October 31, 1995 (the date upon which the Common Stock of the Company was first traded publicly) through December 31, 1996, is not necessarily indicative of future results. The October 31, 1995 stock price used for the Common Stock of the Company is the $6.00 per share initial public offering price.

              COMPARISON OF CUMULATIVE TOTAL RETURNS
                 (Vanguard, S&P Airlines, NASDAQ)

          The comparison of cumulative total returns presented in the above graph was plotted using the following index values and Common Stock price values:

                              10/31/95    12/31/95     12/31/96
Vanguard Airlines, Inc.       $100.00     $100.00       $25.00
Standard & Poors Airlines
  Index                       $100.00     $112.37      $123.19
Nasdaq Stock Market Index     $100.00     $100.99      $122.70


          The above comparison assumes $100 was invested on October 31, 1995 in Common Stock of the Company and in each of the foregoing indices and assumes reinvestment of dividends.

          VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The table below sets forth certain information, as of April 1, 1997 (unless otherwise indicated below), with respect to the beneficial ownership of the issued and outstanding shares of Common Stock by (i) each person known to the Board of Directors to own beneficially 5% or more of the aggregate shares of Common Stock outstanding, (ii) each director, (iii) each Named Executive Officer of the Company, and (iv) the executive officers and directors of the Company as a group. All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more stockholders, as the case may be.

                              Amount and Nature    Percentage
                                of Beneficial       of Shares
Name                             Ownership/1/     Outstanding/2/

Entities affiliated with
Hambrecht & Quist
Group /3/ /4/                    18,037,103           72.2%

William R.
 Hambrecht /3//5/                20,685,853           77.5%

John P. Tague /6/                   425,000            2.8%

Kenneth J. Wagnon /7/             2,366,604           14.2%

Daniel M. Carney  /8/             1,384,688            8.7%

Robert J. McAdoo /9/                409,459            2.7%

Ronald L. McClellan /10/             57,500            *

Richard D. Pearson                   25,000            *

Denis T. Rice/11/                    25,000            *

Edmund H. Shea, Jr. /12/          2,643,750            15.8%

Robert J. Spane /13/                 25,000            *

All current directors and
  executive officers as a
  group (11 persons) /14/         3,617,271            21.0%

______________

* Represents beneficial ownership of less than 1% of the Common Stock of the Company.

/1/ Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. The persons or entities named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. The amount of shares reflected in the table includes options and warrants that are exercisable into shares of Common Stock within 60 days of April 1, 1997.

/2/ Percentage ownership calculations are based on 14,984,108 shares of Common Stock outstanding.

/3/ The business address for each of the entities affiliated with Hambrecht & Quist Group (the "H&Q Entities") and
     William R. Hambrecht is the office of Hambrecht & Quist LLC,
     One Bush Street, San Francisco, California, 94104.

/4/ Includes 10,003,354 shares of Common Stock issuable upon the exercise of outstanding warrants.

/5/ Includes 1,702,500 shares of Common Stock issuable upon the exercise of outstanding warrants, and 18,037,103 shares of Common Stock beneficially owned by the H&Q Entities (including 10,003,354 shares of Common Stock issuable upon the exercise of outstanding warrants). Mr. Hambrecht is Chairman of the Board of Hambrecht & Quist Group and may be deemed to beneficially own the shares beneficially owned by the H&Q Entities. Mr. Hambrecht disclaims beneficial ownership of shares of Common Stock held by the H&Q Entities, except as to the extent of his pecuniary interest therein.

/6/ Includes 425,000 shares issuable pursuant to the exercise of vested stock options issued to Pointe Group, an aviation and transportation consulting firm. Mr. Tague is Co-Chairman and Chief Executive Officer of Pointe Group. See "Pointe Group Consulting Agreement" and "Certain Transactions."

/7/ Includes 1,646,261 shares of Common Stock issuable upon the exercise of outstanding warrants. Mr. Wagnon's business address is 300 North Main, Suite 200, Wichita, Kansas 67202.

/8/  Includes 33,332 shares held by Danberry Associates, Ltd.
     Mr. Carney owns forty percent of the outstanding capital stock of Danberry Associates, Ltd. and may be deemed to beneficially own such 33,332 shares. Mr. Carney disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in Danberry Associates, Ltd. Also includes 919,655 shares of Common Stock issuable pursuant to the exercise of outstanding warrants. The business address for Mr. Carney is 8100 East 22nd Street, North, Building 1900, Wichita, Kansas 67226.

/9/ Includes 67,500 shares issuable pursuant to the exercise of stock options.

/10/ Includes 2,500 shares issuable pursuant to the exercise of stock options.

/11/ Includes 25,000 shares of Common Stock issuable pursuant to the exercise of stock options.

/12/ Includes 1,702,500 shares of Common Stock issuable upon the exercise of outstanding warrants, 35,000 shares owned by E&M R.P. Trust, of which Mr. Shea is a trustee, and 30,000 shares owned by Siam Partners II, a California limited partnership ("Siam"), of which Mr. Shea is the general partner. Mr. Shea disclaims beneficial ownership of the shares held by Siam, except to the extent of his pecuniary interest in Siam. Mr. Shea's business address is 655 Brea Canyon Road, Walnut, California 91789.

/13/ Includes 25,000 shares of Common Stock issuable pursuant to the exercise of stock options.

/14/ Includes an aggregate of 551,563 shares of Common Stock issuable pursuant to the exercise of stock options and 1,702,500 shares of Common Stock issuable upon the exercise of outstanding warrants.


                       CERTAIN TRANSACTIONS

          In November 1996, the Company entered into the Consulting Agreement with Pointe Group, an aviation and transportation consulting firm in which John P. Tague is Co-Chairman and Chief Executive Officer. The Consulting
Agreement provides for Pointe Group's performance of consulting and management services in the supervision, operation and management of the Company's business. In connection with Pointe Group's provision of these services, Mr. Tague was appointed Chief
Executive Officer and President of the Company and a member of the Board of Directors. Mr. Tague is not compensated directly by the Company, but rather performs his services for the Company and other clients of Pointe Group in exchange for such compensation as Pointe Group provides. The Consulting Agreement provides for the Company payment to Pointe Group of a $225,000 per year fee (payable in advance in monthly installments of $18,750), the grant of options to purchase 1,700,000 shares of Common Stock, and the payment of Pointe Group's reasonable expenses. See
"Pointe Group Consulting Agreement."


                 RATIFICATION OF THE SELECTION OF
                  INDEPENDENT PUBLIC ACCOUNTANTS

          The Board of Directors has selected the firm of Ernst &
Young LLP as the Company's independent certified public accountants to audit the financial statements of the Company for the year ending December 31, 1997. Ernst & Young LLP has served as auditors for the Company since 1994.

          It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting. Such representative will have the opportunity to make a statement, if he or she desires to do so, and also will be available to respond to appropriate questions.

          The affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting is required for the ratification of the selection of Ernst & Young
LLP as independent public accountants.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
 APPROVAL AND RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP


               COMPLIANCE WITH SECTION 16(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and holders of ten percent or more of the Company's equity securities are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

          Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 1996, all Section 16(a) filing requirements applicable to its executive officers, directors and holders of ten percent or more of the Company's equity securities were complied with, except that an initial statement of beneficial ownership of securities on Form 3 was filed late by William A. Garret and Robert J. Spane.


                       FINANCIAL STATEMENTS

          The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1996, is enclosed with this Proxy Statement. Such Annual Report is not to be regarded as proxy solicitation material.


                       GENERAL INFORMATION

OTHER MATTERS

          To permit the Company and its stockholders to deal with stockholders' proposals in an informed and orderly manner, the Bylaws of the Company require that for business to be properly brought before an annual stockholders' meeting, the Secretary of the Company must have received prior written notice of such business not later than 60 days prior to the first anniversary of the preceding year's annual meeting. The notice to the Secretary must set forth as to each matter: (i) a brief description of proposed business to be brought before the annual meeting; (ii) a representation that such stockholder is a holder of record of stock entitled to vote on the business proposed by such stockholder and intends to appear in person or by proxy at the meeting to present the proposed business to be brought before the meeting; (iii) the name and address of the stockholder and of the beneficial owner (as such term is defined under Rule 13d-3 under the Securities Exchange Act of 1934); (iv) a description of the class and number of shares of stock of the Company which are owned beneficially and of record by the stockholder; (v) the reason for conducting such business at the meeting and any material interest of the stockholder or such beneficial owner in such business; and (vi) all other information regarding the proposal which the Company would be required to provide in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if proxies for the proposal were being solicited by the Company. Because no such notice has been received in a timely manner, the only business that may be properly brought before the Annual Meeting are the matters set forth herein or those brought before the meeting by or at the direction of the Board of Directors.

          The Board of Directors does not intend to present any matter for action at the Annual Meeting other than the matters referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies hereby solicited will act in respect of such matters in accordance with their best judgment.

DEADLINE FOR STOCKHOLDER PROPOSALS

          Proposals by holders of the shares of Common Stock that are intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company no later than March 28, 1998 to be eligible for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. Such proposals must also comply in full with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and must comply with the advance notice and information requirement described under the heading "General Information -- Other Matters" above to be presented at that meeting. Stockholders' proposals should be addressed to the attention of the Secretary of the Company.

VOTING MATTERS

          In accordance with Delaware law, a stockholder entitled to vote in the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Abstentions from the proposal to approve and ratify the selection of the Company's independent public accountants are treated as votes against the particular proposal. Broker non-votes on the election of directors or the proposal to ratify the selection of the Company's independent public accountants are treated as shares of Common Stock as to which voting power has been withheld by the respective beneficial holders and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote.

                              BY ORDER OF THE BOARD OF DIRECTORS,

                              Brian S. Gillman
                              Vice President, General Counsel
                                and Secretary

Kansas City, Missouri
May 5, 1997